EXHIBIT 5



                              FULBRIGHT & JAWORSKI
                                     L.L.P.
                  A Registered Limited Liability Partnership    Houston
                                666 Fifth Avenue                Washington, D.C.
                          New York, New York 10103-3198         Austin
                                                                San Antonio
TELEPHONE: 212/318-3000                                         Dallas
FACSIMILE: 212/752-5958                                         New York
                                                                Los Angeles
WRITER'S DIRECT DIAL NUMBER:                                    London
                                                                Hong Kong

August 6, 1997

Bio-Technology General Corp.
70 Wood Avenue South
Iselin, New Jersey  08830

Dear Sirs:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Bio-Technology General Corp., a Delaware corporation (the "Company"), relating to 500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to be issued pursuant to the Bio-Technology General Corp. 1997 Stock Option Plan for Non-Employee Directors (the "Plan").

     As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock pursuant to the Plan and the shares of Common Stock being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                        Very truly yours,

                        /s/ FULBRIGHT & JAWORSKI L.L.P.